Exhibit T3A-33
CERTIFICATE OF INCORPORATION
OF
BELCHER CORPORATION
FIRST
          The name of the corporation is Belcher Corporation.
SECOND
          The address of the corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.
THIRD
          The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. In connection therewith, the corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of Delaware or this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.
FOURTH
          The total number of shares of stock which the corporation shall have the authority to issue is one hundred (100) shares of Common Stock, without par value.

FIFTH
          The name and mailing address of the Sole Incorporator of the Corporation is as follows:

NAME	MAILING ADDRESS
Cindy Victor	1800 Society Building
Cleveland, OH 44114-2688
SIXTH
          The Directors of the corporation shall have the power to adopt, amend, or repeal the by-laws of the corporation.
SEVENTH
          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.
          THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of August, 1989.

/s/ Cindy Victor (Cindy Victor)
(Sole Incorporator)

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
     Belcher Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of Belcher Corporation adopted the following resolution on the 21st day of August, 1996.
     Resolved , that the registered office of Belcher Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, Belcher Corporation has caused this statement to be signed by Michael L. Miller, its Secretary, this 4th day of Nov., 1996.

/s/ Michael L. Miller

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
BELCHER CORPORATION
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is:
BELCHER CORPORATION
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on May 17, 2007

/s/ Gary W. LaChey

Name:	Gary W. LaChey
Title:	Corporate Vice President - Finance